Exhibit 23.2
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in this Registration Statement on Form S-4 of our report dated January 20, 2014 relating to the financial statements of Agricore United Holdings Inc. which appears in Post Holdings, Inc.’s Form 8-K/A filed on January 21, 2014. We also consent to the reference to us under the heading “Independent Registered Public Accounting Firms” in such Registration Statement.
/s/ Eide Bailly LLP
Fargo, North Dakota
January 21, 2014